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                                                                     Ex-3(b)(ii)
TYPE 2

               Sun Life Insurance and Annuity Company of New York
    A Wholly-Owned Subsidiary of Sun Life Assurance Company of Canada (U.S.)

         Home Office:                  Annuity Service Mailing Address:
         80 Broad Street               80 Broad Street
         25th Floor                    25th Floor
         New York, NY 10004            New York, NY 10004

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             BROKER-DEALER SUPERVISORY AND SERVICE AGENT AGREEMENT
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      AGREEMENT by and between Sun Life Insurance and Annuity Company of New
York ("Sun Life (N.Y.)"), a New York Corporation, Clarendon Insurance Agency, Inc. ("Clarendon"), a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc.; and __________________________ (Broker-Dealer), also a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 and a member of the National Association of Securities Dealers Inc.

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                                  I WITNESSETH
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      WHEREAS, Sun Life (N.Y.) proposes to have Broker-Dealer's registered representatives ("Representatives") who are also insurance agents solicit and sell certain Insurance and Annuity Plans (the "Plans") more particularly described in this Agreement and which are deemed to be securities under the Securities Act of 1933; and

      WHEREAS, Sun Life (N.Y.) has appointed Clarendon as the General Distributor of the Plans and has agreed with Clarendon that Clarendon shall be responsible for the training and supervision of such Representatives, with respect to the solicitation and offer or sale of any of the Plans, and also for the training and supervision of any other "persons associated" with Broker-Dealer who are engaged directly or indirectly therewith; and Clarendon proposes to delegate, to the extent legally permitted, said supervisory duties to Broker-Dealer; and

      WHEREAS, Sun Life (N.Y.) and Clarendon propose to have Broker-Dealer provide certain administrative services to facilitate solicitations for and sales of the Plans.

      NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

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                        II APPOINTMENT OF BROKER-DEALER
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A. APPOINTMENT

      Sun Life (N.Y.) and Clarendon hereby appoint Broker-Dealer to supervise solicitation for and sales of the Plans and to provide certain administrative services to facilitate solicitations for and sales of the Plans.

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                  III AUTHORITIES AND DUTIES OF BROKER-DEALER
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A. PLANS

      The Plans issued by Sun Life (N.Y.) to which this Agreement applies are listed in Exhibit A. Exhibit A may be amended from time to time by Sun Life (N.Y.). Sun Life (N.Y.), in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Plans or may amend any policies or contracts evidencing such plans.

B. LICENSING REPRESENTATIVES

      Broker-Dealer shall assist Clarendon in the appointment of Representatives under the applicable insurance laws to sell the Plans. Broker-Dealer shall fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit B in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Sun Life (N.Y.). All

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such licensing/appointment papers should be submitted to Clarendon by
Broker-Dealer.

C. SECURING APPLICATIONS

      All applications for Plans shall be made on application forms supplied by Sun Life (N.Y.), and all payments collected by Broker-Dealer or any Representative of Broker-Dealer shall be remitted promptly in full, together with such application forms and any other required documentation, directly to Sun Life (N.Y.) at the address indicated on such application or to such other address as Sun Life (N.Y.) may, from time to time, designate in writing. Broker-Dealer shall review all such applications for completeness. Checks or money orders in payment on any such Plan shall be drawn to the order of "Sun Life Insurance and Annuity Company of New York." All applications are subject to acceptance or rejection by Sun Life (N.Y.) at its sole discretion.

D. MONEY RECEIVED BY BROKER-DEALER

      All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any policyholder, contract owner or certificate holder or anyone else having an interest in the Plans is the property of Sun Life (N.Y.), and shall be transmitted immediately in accordance with the administrative procedures of Sun Life (N.Y.) without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

E. SUPERVISION OF REPRESENTATIVES

      Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Plans and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Plans. Broker-Dealer will cause the Representatives to be trained in the sale of the Plans; will use its best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Plans; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Plans and will cause such Representatives to limit solicitation of applications for the Plans to jurisdictions where Sun Life (N.Y.) has authorized such solicitation. Broker-Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of Clarendon and shall notify Clarendon if any Representative ceases to be a registered representative of Broker-Dealer.

F. REPRESENTATIVES AGREEMENT

      Broker-Dealer shall cause each such Representative to execute a Registered Representative's Agent Agreement with Sun Life (N.Y.) before a Representative shall be permitted to solicit applications for the sale of the Plans. Clarendon shall furnish Broker-Dealer with copies of Registered Representative's Agent Agreements for execution by the Representatives.

G. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITY
   LAWS

   Broker-Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Representatives. Upon request by Clarendon, Broker-Dealer shall furnish such appropriate records as may be necessary to establish such diligent supervision.

H. NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE

      In the event a Representative fails or refuses to submit to supervision of Broker-Dealer or otherwise fails to meet the rules and standards imposed by Broker-Dealer on its Representatives, Broker-Dealer shall certify such fact to Sun Life (N.Y.) and shall immediately notify such Representative that he or she is no longer authorized to sell the Plans, and Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Plans.

I. PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING

      Broker-Dealer shall be provided, without any expense to Broker-Dealer, with prospectuses relating to the Plans and such other material as Clarendon determines to be necessary or desirable for use in connection with sales of the Plans. No sales promotion materials or any advertising relating to the Plans shall be used by Broker-Dealer unless the specific item has been approved in writing by Clarendon.

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                               IV COMPENSATION
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A. SUPERVISORY FEES, SERVICE FEES AND COMMISSIONS

      Supervisory and Service Fees payable to Broker-Dealer and commissions payable to Representatives in connection with the Plans shall be paid by Sun Life (N.Y.) to the person(s) entitled thereto through Broker-Dealer or as otherwise required by law. Clarendon will provide Broker-Dealer with a copy of Sun Life (N.Y.)'s

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current Supervisory and Service Fee Schedule and Commission Schedule. These fees and commissions will be paid as a percentage of premiums or purchase payments (Premiums and Purchase Payments are hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by Sun Life (N.Y.) on applications obtained by the various Representatives of the Broker-Dealer. Upon termination of this Agreement, all compensation to the Broker-Dealer hereunder shall cease; however, Broker-Dealer shall continue to be liable for any charge-backs pursuant to the provisions of said Supervisory and Service Fee Schedule and Commission Schedule or for any other amounts advanced by or otherwise due Sun Life (N.Y.) hereunder.

B. TIME OF PAYMENT

      Sun Life (N.Y.) will pay any compensation due Broker-Dealer and Representatives of Broker-Dealer within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by Sun Life (N.Y.)


C. AMENDMENT OF SCHEDULES

      Sun Life (N.Y.) may, upon at least ten (10) days prior written notice to Broker-Dealer change the Supervisory and Service Fee Schedule and the Commission Schedule. Any such change shall be by written amendment of the particular schedule or schedules and shall apply to compensation due on applications received by Sun Life (N.Y.) after the effective date of such notice.

D. PROHIBITION AGAINST REBATES

      If Broker-Dealer or any Representative of Broker-Dealer shall rebate or offer to rebate all or any part of a Payment on a policy or contract or certificate issued by Sun Life (N.Y.), or if Broker-Dealer or any Representative of Broker-Dealer shall withhold any Payment on any policy or contract or certificate issued by Sun Life (N.Y.), the same may be grounds for termination of this Agreement by Sun Life (N.Y.). If Broker-Dealer or any Representative of Broker-Dealer shall at any time induce or endeavor to induce any owner of any policy or contract issued hereunder or any certificate holder to discontinue Payments or to relinquish any such policy or contract or certificate except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due Broker-Dealer hereunder shall cease and terminate.

E. INDEBTEDNESS

      Nothing in this Agreement shall be construed as giving Broker-Dealer the right to incur any indebtedness on behalf of Sun Life (N.Y.). Broker-Dealer hereby authorizes Sun Life (N.Y.) to set off liabilities of Broker-Dealer to Sun Life (N.Y.) against any and all amounts otherwise payable to Broker-Dealer by Sun Life (N.Y.).

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                             V GENERAL PROVISIONS
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A. WAIVER

      Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B. INDEPENDENT CONTRACTORS

      Sun Life (N.Y.) and Clarendon are independent contractors with respect to Broker-Dealer and to Representatives.

C. LIMITATIONS

      No party other than Sun Life (N.Y.) shall have the authority on behalf of Sun Life (N.Y.) to make, alter, or discharge any policy or contract or certificate issued by Sun Life (N.Y.), to waive any forfeiture or to grant, permit, nor to extend the time of making any Payments, nor to guarantee dividends, nor to alter the forms which Sun Life (N.Y.) may prescribe or substitute other forms in place of those prescribed by Sun Life (N.Y.); nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Sun Life (N.Y.)

D. FIDELITY BOND

      Broker-Dealer represents that all directors, officers, employees and Representatives of Broker-Dealer who are licensed pursuant to this Agreement as Sun Life (N.Y.) agents for state insurance law purposes or who have access to funds of Sun Life (N.Y.), including but not limited to funds submitted with applications for the Plans or funds being returned to owners or certificateholders, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Broker-Dealer at Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. Sun Life (N.Y.) may require evidence, satisfactory to it, that such coverage is in force and Broker-Dealer shall give prompt written notice to Sun Life (N.Y.) of any notice of cancellation or change of coverage.

      Broker-Dealer assigns any proceeds received from the fidelity bonding company to Sun Life (N.Y.) to

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the extent of Sun Life (N.Y.)'s loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay Sun Life (N.Y.) such amount on demand and Broker-Dealer hereby indemnifies and holds harmless Sun Life (N.Y.) from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

E. BINDING EFFECT

      This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that Broker-Dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Sun Life (N.Y.).

F. REGULATIONS

      All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

G. NOTICES

      All notices or communications shall be sent to the address shown in Paragraph L of Section V of this Agreement or to such other address as the party may request by giving written notice to the other parties.

H. GOVERNING LAW

      This Agreement shall be construed in accordance with and governed by the laws of New York.

I. AMENDMENT OF AGREEMENT

      Sun Life (N.Y.) reserves the right to amend this Agreement at any time and the submission of an application by a Representative of a Broker-Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment.

J. SALES PROMOTION MATERIALS AND ADVERTISING

      Broker-Dealer shall not print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to Sun Life (N.Y.) unless such advertisement, circular or document shall have been approved in writing by Sun Life (N.Y.) or by Clarendon; and in the case of items within the scope of Section III, paragraph I approved in writing by Clarendon. Provided, however, that nothing herein shall prohibit Broker-Dealer from advertising life insurance and annuities in general or on a generic basis.

K. TERMINATION

      This Agreement may be terminated, without cause, by any party upon thirty
(30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if Clarendon or Broker-Dealer shall cease to be registered Broker-Dealers under the Securities Exchange Act of 1934 and members of the NASD.

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                            L. ADDRESS FOR NOTICES

Sun Life Insurance and Annuity          Clarendon Insurance Agency, In.
 Company of New York                    Attn: Arnold D. Scott
Attn: Bonnie S. Agnus                   80 Broad Street
80 Broad Street                         25th Floor
25th Floor                              New York, NY 10004
New York, NY 10004                      (New York Mailing Address)

For Broker-dealer:
                   -----------------    CLARENDON INSURANCE AGENCY, IN.

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                                        By
------------------------------------       ------------------------------------
                                        Dated
------------------------------------          ---------------------------------

This Agreement shall be effective
upon execution by Clarendon.            ---------------------------------------
                                        (Broker-Dealer)
SUN LIFE INSURANCE AND ANNUITY
 COMPANY OF NEW YORK
                                        By
                                           ------------------------------------
By /s/ Bonnie S. Angus                  (Name and Title)
   ---------------------------------
    Bonnie S. Angus, Secretary

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                                    EXHIBIT B
                        General Letter of Recommendation

      BROKER-DEALER hereby certifies to Sun Life (N.Y.) that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of Sun Life (N.Y.) submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to Sun Life (N.Y.) in a timely manner.

      1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Sun Life (N.Y.) to hold himself out in good faith to the general public. We vouch for each applicant.

      2. We have on file a B-300, B-301, or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

         The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

      3. We certify that all educational requirements have been met for the specific state each applicant is requesting a license in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

      4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to Sun Life (N.Y.) are those of the applicant and the securities registration is a true copy of the original.

      5. We hereby warrant that the applicant is not applying for a license with Sun Life (N.Y.) in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

      6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

      7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.